UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 23, 2008

CHINA CARBON GRAPHITE GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-114564	98-0550699
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)

c/o Xinghe Xingyong Carbon Co., Ltd.
787 Xicheng Wai
Chengguantown
Xinghe County
Inner Mongolia, China
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (415) 389-1625

Achievers Magazine Inc.
(Former name or former address, if changed since last report)

Copies to:
Asher S. Levitsky P.C.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws.

On January 22, 2008, the Registrant filed an Amended and Restated Articles of Incorporation which:

(i)	Changed the Registrant’s corporate name Achievers Magazine Inc. to China Carbon Graphite Group Inc.; and

(ii)
Changed the Registrant’s authorized capital, so that it consists of 120,000,000 shares of capital stock, of which 20,000,000 shares are designated as preferred stock, par value $0.001 per share (“Preferred Stock”), and 100,000,000 shares are designated as common stock, par value $0.001 per share (“Common Stock”).

The Restated Articles of Incorporation give the board broad powers to designate the rights, preferences, privileges and limitations for one or more series of Preferred Stock. Pursuant this provision, the Registrant filed a Statement of Designation that sets forth the rights, preferences, privileges and limitations for a series of Preferred Stock designated as the Series A Convertible Preferred Stock, as required by the terms of the previously reported securities purchase agreement dated December 14, 2007, between the Registrant and Xingguang Investment Corporation Limited (“Xingguang”).

As a result of the filing of the restated articles and the statement of designation for the series A preferred, stock, notes in the principal amount of $1,200,000 were automatically converted into 1,200,499 shares of Series A Convertible Preferred Stock and Warrants to purchase 3,000,000 shares of common stock at $1.20 per share and 3,000,000 shares of Common Stock at $2.00 per share.

The certificate of designation for the series A preferred stock is to provide that:

●	Each share of series A preferred stock is convertible into one share of common stock, at a conversion price of $1.00, subject to adjustment.

●
While the series A preferred stock is outstanding, if the Registrant issues common stock at a price or warrants or other convertible securities at a conversion or exercise price which is less then the conversion price then in effect, the conversion price shall be adjusted on a formula basis.

●
While the Series A Preferred Stock is outstanding, without the approval of the holders of 75% of the outstanding shares of Series A Preferred Stock, the Registrant may not pay cash dividends or other distributions of cash, property or evidences of indebtedness, and we shall not redeem any shares of Common Stock.

●	No dividends are payable with respect to the series A preferred stock.

●
Upon any voluntary or involuntary liquidation, dissolution or winding-up, the holders of the series A preferred stock are entitled to a preference of $1.00 per share before any distributions or payments may be made with respect to the common stock or any other class or series of capital stock which is junior to the series A preferred stock upon voluntary or involuntary liquidation, dissolution or winding-up. In the event that the XingGuang fails to make any of the payments due pursuant to the securities purchase agreement, the amount of the total liquidation payments shall be reduced by the amount of the shortfall.

●
The holders of the series A preferred stock have no voting rights. However, so long as any shares of series A preferred stock are outstanding, we shall not, without the affirmative approval of the holders of 75% of the outstanding shares of series A preferred stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the series A preferred stock or alter or amend the certificate of designation, (b) authorize or create any class of stock ranking as to dividends or distribution of assets upon liquidation senior to or otherwise pari passu with the series A preferred stock, or any of preferred stock possessing greater voting rights or the right to convert at a more favorable price than the series A preferred stock, (c) amend our articles of incorporation or other charter documents in breach of any of the provisions thereof, (d) increase the authorized number of shares of series A preferred stock, or (e) enter into any agreement with respect to the foregoing.

The description of the Restated Articles of Incorporation and the Statement of Designation is a summary and is not complete. Reference is made to the Amended and Restated Articles of Incorporation, which is filed as Exhibit 3.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Amended and Restated Articles of Incorporation, including the Statement of Designation for the Series A Convertible Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Carbon Graphite Group, Inc.
(Registrant)

Date: January 28, 2008	/s/ Dengyong Jin
Dengyong Jin, CEO

EXHIBITS

Exhibit Number	Description
3.1	Amended and Restated Articles of Incorporation, including the Statement of Designation for the Series A Convertible Preferred Stock.